                                  Exhibit 23.3

                       CONSENT OF DANIELSON CAPITAL, LLC

(DANIELSON CAPITAL LOGO)                    8300 Boone - Suite 200 - Vienna, NA
                                                     Tel: 703-564-9120
                                                  www.danielsoncapital.com

                       CONSENT OF DANIELSON CAPITAL, LLC.

     We hereby consent to the use of our firm's name in the Form S-4 Registration statement of CCFNB Bancorp, Inc. ("CCFNB") relating to the registration of shares of CCFNB common stock to be issued in connection with the proposed Agreement and plan of reorganization with Columbia Financial Corporation ("Columbia Financial"). We also consent to the inclusion of our opinion letter dated November 29, 2007 as an Exhibit to the joint proxy statement/prospectus included as part of the Form S-4 Registration statement, as may be amended and supplemented, and to the references to our opinion included in the joint proxy statement/prospectus.


                                        DANIELSON CAPITAL, LLC


                                        By: /s/ David G. Danielson
                                            ------------------------------------
                                            David G. Danielson, President

Date: March 13, 2008


                                      II-7